UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 13, 2011

ANTARES PHARMA, INC.
(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ		08618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 13, 2011, Antares Pharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Underwriter”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of 12,500,000 shares of the Company’s common stock, $0.01 par value (the “Shares”), at a price to the public of $1.60 per Share.  Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 1,875,000 Shares to cover over-allotments. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Company has agreed to pay each of ROTH Capital Partners and Ladenburg Thalmann Co. Inc. a financial advisory fee equal to $100,000 and $75,000, respectively.

The net proceeds to the Company, before expenses, from the sale of the 12,500,000 Shares in the Offering are approximately $18,785,000, after deducting underwriting discounts and commissions of $1,040,000 and financial advisory fees of $175,000.  The Company expects to use the net proceeds of the Offering for general corporate purposes, including the development of its proprietary VibexTM MTX methotrexate injection system for the treatment of rheumatoid arthritis.

The Offering is expected to close on May 18, 2011, subject to the satisfaction of customary closing conditions, and the Shares are registered under the Securities Act pursuant to a shelf registration statement on Form S-3 (Registration No. 333-167975).

On May 13, 2011, the Company issued a press release announcing the pricing of the Offering.  A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of May 13, 2011
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press release dated May 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	May 13, 2011	By:	/s/ Paul K. Wotton
		Name:	Dr. Paul K. Wotton
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of May 13, 2011
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press release dated May 13, 2011